UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 24, 2011

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

877-234-3468
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On October 24, 2011, upon the recommendation of the Board’s Corporate Governance and Nominating Committee, the Board of Directors of NIC Inc. (“Company”) elected Karen S. Evans and former Governor C. Brad Henry to the Company’s Board of Directors.  Ms. Evans and Gov. Henry were appointed to serve on all committees of the Board of Directors, which are the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee.

There is no arrangement or understanding between Ms. Evans and any other person, or Gov. Henry and any other person, pursuant to which Ms. Evans or Gov. Henry was elected as a director of the Company.  The Company is not aware of any transactions involving either Ms. Evans or Gov. Henry that are reportable under Item 404(a) of Regulation S-K.

Ms. Evans and Gov. Henry will receive the same compensation as other non-employee directors of the Company.  Ms. Evans and Gov. Henry were each granted an award of restricted stock valued at $25,000, upon their election to the Board of Directors. Each award vests in four equal, annual installments, commencing on the first anniversary date of the grant.  The other significant components of compensation that Ms. Evans and Gov. Henry will receive pursuant to the Company’s director compensation program are described under “Director Compensation” on pages 10 through 12 of the Company’s Proxy Statement for its Annual Meeting held on May 3, 2011, filed with the Securities and Exchange Commission on March 25, 2011, with respect to board members who are committee members on all committees but not chairpersons or the lead director.

The Company has also entered into an Indemnification Agreement with each of Ms. Evans and Gov. Henry in the same form that the Company has entered into with its other directors and certain of its officers.  The Indemnification Agreement supplements and clarifies existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided for in the Indemnification Agreement.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.1.

Item 7.01     Regulation FD Disclosure.

On October 26, 2011, the Company issued a press release announcing the election of Ms. Evans and Gov. Henry to the Board of Directors, as described under Item 5.02, above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

On October 26, 2011, the Company also issued a press release announcing that its Board of Directors declared a special cash dividend of $0.25 per share payable on January 3, 2012, to stockholders of record on December 19, 2011. The dividend payout will total approximately $16.2 million based on the current number of shares outstanding. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2009).

99.1	Press Release.

99.2	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr.
Chief Operating Officer, General Counsel and Secretary

Date:	October 26, 2011